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                                                                       OHS DRAFT
                                                                         5/22/96

                 [FORM OF REPRESENTATIVE'S WARRANT AGREEMENT]

                          [Subject to Client Review]

________________________________________________________________________________



                       MEDICAL DEVICE TECHNOLOGIES, INC.

                                      AND

                         FIRST ALLIED SECURITIES, INC.


                                 _____________



                               REPRESENTATIVE'S
                               WARRANT AGREEMENT



                          DATED AS OF ________, 1996



________________________________________________________________________________
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          REPRESENTATIVE'S WARRANT AGREEMENT dated as of _______, 1996 between
MEDICAL DEVICE TECHNOLOGIES, INC., a Delaware corporation (the "Company") and FIRST ALLIED SECURITIES, INC. ("FAS") (FAS is hereinafter referred to variously as the "Holder" or the "Representative").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Company proposes to issue to the Representative or its designees warrants ("Warrants") to purchase up to (a) an aggregate 140,000 shares of $.01 par value per share __% Series A Cumulative Convertible preferred stock of the Company ("Preferred Stock"); or up to [_____] shares of $.15 par value per share common stock of the Company ("Common Stock"); or any combination of such securities at the exercise prices set forth herein; and/or 140,000 Redeemable Warrants ("Redeemable Warrants"), each Redeemable Warrant to purchase ___ shares of Common Stock; and

          WHEREAS, the Representative has agreed pursuant to the underwriting agreement (the "Underwriting Agreement") dated as of the date hereof between the Representative and the Company to act as the Representative in connection with the Company's proposed public offering of up to 1,400,000 shares of Preferred Stock at a public offering price of $[____] per share of Preferred Stock and 1,400,000 Redeemable Warrants (the "Public Warrants") at a public offering price of $___ per Redeemable Warrant (the "Public Offering") pursuant to a registration statement on Form S-1 (File No. ____) (the "Registration Statement"); and

          WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company
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to the Representative in consideration for, and as part of the Representative's compensation in connection with, the FAS acting as the Representative pursuant to the Underwriting Agreement;

          NOW, THEREFORE, in consideration of the premises, the payment by the Representative to the Company of an aggregate of one hundred and forty dollars and zero cents ($140.00), the agreements herein set forth and other good and valuable consideration, hereby acknowledged, the parties hereto agree as follows:

          1.  Grant.  The Holder is hereby granted the right to purchase, at any
              -----
time from _______, 1997 [one year from the effective date of the registration statement], until 5:30 P.M., New York time, on _______, 2001 [five years from the effective date of the registration statement], (a) up to an aggregate of 140,000 shares of Preferred Stock (the "Preferred Shares") at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $____
                                                     -------
per share of Preferred Stock [120% of the initial public offering price per share], or in the event the Preferred Stock has been redeemed by the Company or has been automatically converted into Common Stock up to [____] shares (subject to adjustment as provided in Section 8 hereof) of Common Stock (the "Common
                             -------
Shares") at an initial exercise price (subject to adjustment as provided in
Section 8 hereof) of $__________ per share of Common Stock (120% of the initial
- -------
public offering price per share of the Preferred Stock divided by the then current Conversion Price, as defined in and calculated pursuant to that certain Certificate of Designation (the "Certificate of Designation") of __% Series A Cumulative Convertible Preferred Stock of Medical Device Technologies, Inc., dated as of ____________, 1996 and filed with the Secretary of State of the State of Delaware, or any combination of such Common Shares and/or Preferred Shares at such exercise prices set forth herein, all subject to the terms and conditions of this Agreement, provided, however, the Preferred Stock has not
                              --------  -------
been redeemed or automatically

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converted in Common Stock and/or (b) 140,000 Redeemable Warrants at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $___
                                                     -------
per Redeemable Warrant [120% of the initial public offering price per Redeemable Warrant in the public offering, subject to the terms of this Agreement.

          It is expressly understood that this Agreement entitles the Representative to ten percent (10%) of the number of securities offered to the public on an as converted basis, that is, [_____] shares of Common Stock (subject to adjustment as provided in Section 8 hereof). Therefore, in the case
                                      -------
of the Warrants to purchase shares of Preferred Stock, each share of Preferred Stock purchased hereunder will reduce the number of Preferred Shares purchasable by the Representative by one and will reduce the number of Common Shares purchasable by the Representative by _____ (subject to adjustment as provided in
Section 8 hereof).  Similarly, each share of Common Stock purchased hereunder
- -------
will reduce the number of Preferred Shares purchasable by the Representative by _____share and will reduce the number of Common Shares purchasable by the Representative by one (subject to adjustment as provided in Section 8 hereof).
                                                            -------
Except as set forth herein, the Preferred Shares issuable upon exercise of the Warrants are in all respects identical to the shares of Preferred Stock being purchased by the Underwriters for resale to the public pursuant to the terms and provisions of the Underwriting Agreement and the Common Shares are in all respects identical to the shares of Common Stock issuable upon conversion of the shares of Preferred Stock being purchased by the several Underwriters for resale to the public pursuant to the terms and provisions of the Underwriting Agreement. The Preferred Shares and/or the Common Shares and the Redeemable Warrants issuable upon exercise of the Warrants are hereinafter referred to collectively as the "Principal Securities."

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          2.  Warrant Certificates.  The warrant certificates (the "Warrant
              --------------------
Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

          3.  Exercise of Warrant.
              -------------------

          (S)3.1  Method of Exercise.  Except as otherwise set forth in Section
                  ------------------                                    -------
3.2 hereof, the Warrants initially are exercisable in whole or in part, at an aggregate initial exercise price (subject to adjustment as provided in Section 8
                                                                       -------
hereof) per Preferred Share and/or Common Share and/or Redeemable Warrant set forth in Section 6 hereof payable by certified or official bank check in New
         -------
York Clearing House funds, subject to adjustment as provided in Section 8
                                                                -------
hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined), payable by certified or official bank check in New York Clearing House funds, for the Principal Securities purchased at the Company's principal offices in California (presently located at 9171 Towne Centre Drive, Suite 355, San Diego, California 92122) the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Principal Securities so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Preferred Shares and/or Common Shares and/or Redeemable Warrants underlying the Warrants). Warrants may be exercised to purchase all or part of the shares of Preferred Shares and/or Common Shares and/or Redeemable Warrants represented thereby. In the case of the purchase of less than all the Principal Securities purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and

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shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Principal Securities purchasable thereunder.

          (S)3.2  Exercise by Surrender of Warrant.  In addition to the method
                  --------------------------------
of payment set forth in Section 3.1 and in lieu of any cash payment required
                        -------
thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in Section 3.1 in exchange for
                                                   -------
the number of Shares equal to the product of (x) the number of Shares as to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined in Section 3.3 below) of the
                                                      -------
Shares less the Exercise Price and the denominator of which is such Market Price. Solely for the purposes of this paragraph, Market Price shall be calculated either (i) on the date which the form of election attached hereto is deemed to have been sent to the Company pursuant to Section 16 hereof ("Notice
                                                    -------
Date") or (ii) as the average of the Market Prices for each of the five trading days preceding the Notice Date, whichever of (i) or (ii) is greater.

          (S)3.3  Definition of Market Price. As used herein, the phrase "Market
                  --------------------------
Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Preferred Stock or Common Stock, as the case may be, is listed or admitted to trading or by the Nasdaq SmallCap Market ("NSM") or Nasdaq National Market ("NNM") as the case may be, or, if the Preferred Stock or Common Stock, as the case may be, is not listed or admitted to trading on any national securities exchanged or quoted by NSM or NNM, the average closing bid price as furnished by the NASD through NSM or NNM or similar organization if NSM or

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NNM is no longer reporting such information, or if the Preferred Stock or Common
Stock, as the case may be, is not quoted on NSM or NNM, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

          4.   Issuance of Certificates.  Upon the exercise of the Warrants, the
               ------------------------
issuance of certificates for the Principal Securities, shares of Preferred Stock and/or Redeemable Warrants and/or other securities, properties or rights underlying such Warrants, shall be made forthwith (and in any event within five
(5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5
                                                                   --------
and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          The Warrant Certificates and the certificates representing Principal Securities underlying the Warrants (and/or other securities, property or rights issuable upon the exercise of the Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

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          5.  Restriction On Transfer of Warrants.  The Holder of a Warrant
              -----------------------------------
Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof, except to officers of the Representative.

          6.      Exercise Price.
                  --------------

          (S)6.1  Initial and Adjusted Exercise Price.  Except as otherwise
                  -----------------------------------
provided in Section 8 hereof, the initial exercise price of each Warrant shall
            -------
be (a) $____ [120% of the initial public offering price per share of Preferred Stock] per share of Preferred Stock, (b) $______ per share of Common Stock [120% of the initial public offering price per share of the Preferred Stock divided by the then current Conversion Price for Common Stock] and (c) $___ [120% of the initial public offering price per Redeemable Warrant] per Redeemable Warrant. The adjusted exercise price shall be the price for Preferred Stock and Common Stock and/or Redeemable Warrants, respectively, which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof and the provisions of the Certificate of
                       -------
Designation, as applicable.

          (S)6.2  Exercise Price.  The term "Exercise Price" herein shall mean
                  --------------
the initial exercise price or the adjusted exercise price, depending upon the context or unless otherwise specified.

          7.      Registration Rights.
                  -------------------

          (S)7.1 Registration Under the Securities Act of 1933.  The Warrants,
                 ---------------------------------------------
the Principal Securities, and any of the other securities issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the "Act"). Upon exercise, in part or

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in whole, of the Warrants, certificates representing the Principal Securities underlying the Warrants, and any of the other securities issuable upon exercise of the Warrants (collectively, the "Warrant Securities") shall bear the following legend:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to
          (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

          (S)7.2  Piggyback Registration.  If, at any time commencing after the
                  ----------------------
effective date of the offering and expiring seven (7) years thereafter, the Company proposes to register any of its securities under the Act (other than in connection with a merger or pursuant to Form S-8) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Representative and to all other Holders of the Warrants and/or the Warrant Securities of its intention to do so. If the Representative or other Holders of the Warrants and/or Warrant Securities notify the Company within twenty (20) business days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford the Representative and such Holders of the Warrants and/or Warrant Securities the opportunity to have any such Warrant Securities registered under such registration statement.

          Notwithstanding the provisions of this Section 7.2, the Company shall
                                                 -------
have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any
     -------
such securities shall have been

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made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

          If the registration, of which the Company gives notice, is for a registered public offering involving an underwriting, the Company shall so advise the Representative and all other Holders of the Warrants and the Warrant Securities as a part of the written notice given pursuant to this Section 7.2.
                                                                  -------
In such event, the right of the Holders to participate in such registration pursuant to this Section 7.2 shall be conditioned upon the Holders'
                 -------
participation in such underwriting and the inclusion of the Holders' Warrant Securities in the underwriting to the extent provided herein. The Holders shall (together with the Company and the other holders of securities of the Company with contractual registration rights to participate therein in distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriters selected by the Company.

          If the representative of underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, such representative may (subject to the limitations set forth below) exclude any or all Warrant Securities from, or limit the number of Warrant Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account, second to the Holders pro rata and thereafter among such other holders pro rata in proportion to the number of securities as to which they had originally requested registration. If any such holder does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. If securities are so

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withdrawn from the registration and if the number of Warrant Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer (subject to the availability of a reasonable amount of time to make such offer before the commencement of a distribution) to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of securities so withdrawn, with such securities to be allocated among the persons requesting additional inclusion pro rata in proportion to the number of securities as to which they had originally requested such registration.

          (S)7.3  Demand Registration.
                  -------------------

          (a) At any time commencing after the effective date of the offering and expiring five (5) years thereafter, the Holders of the Warrants and/or Warrant Securities representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the Warrants) shall have the right (which right is in addition to the registration rights under Section 7.2
                                                             -------
hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Representative and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Warrant Securities for nine (9) consecutive months by such Holders and any other Holders of the Warrants and/or Warrant Securities who notify the Company within ten (10) days after receiving notice from the Company of such request.

          (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.3 by any Holder or Holders to all
                                -------
other registered Holders of the

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Warrants and the Warrant Securities within ten (10) days from the date of the receipt of any such registration request.

          (c)  In addition to the registration rights under Section 7.2 and
                                                            -------
subsection (a) of this Section 7.3, at any time commencing after the date hereof
                       -------
and expiring five (5) years thereafter, any Holder of Warrants and/or Warrant Securities shall have the right, exercisable by written request to the Company, to have the Company prepare and file, on one occasion, with the Commission a registration statement so as to permit a public offering and sale for nine (9) consecutive months by any such Holder of its Warrant Securities provided, however, that the provisions of Section 7.4(b) hereof shall not apply to any
                                -------
such registration request and registration and all costs incident thereto shall be at the expense of the Holder or Holders making such request.

          (d) Notwithstanding anything to the contrary contained herein, if the Company shall not have filed a registration statement for the Warrant Securities within the time period specified in Section 7.4(a) hereof pursuant to the
                                    -------
written notice specified in Section 7.3(a) of a Majority of the Holders of the
                            -------
Warrants and/or Warrant Securities, the Company shall have the option, upon the written notice of election of a Majority of the Holders of the Warrants and/or Warrant Securities, to repurchase (i) any and all Warrant Securities at the higher of the Market Price per share of Preferred Stock or Common Stock and per Redeemable Warrant, as the case may be, on (x) the date of the notice sent pursuant to Section 7.3(a) or (y) the expiration of the period specified in
            -------
Section 7.4(a) and (ii) any and all Warrants at such Market Price less the
- -------
Exercise Price of such Warrant. Such repurchase shall be in immediately available funds and shall close within two (2) days after the later of (i) the expiration of the

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period specified in Section 7.4(a) or (ii) the delivery of the written notice of
                    -------
election specified in this Section 7.3(d).
                           -------

          (S)7.4  Covenants of the Company With Respect to Registration.  In
                  -----------------------------------------------------
connection with any registration under Section 7.2 or 7.3 hereof, the Company
                                       -------
covenants and agrees as follows:

          (a) The Company shall use its best efforts to file a registration statement within thirty (30) days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested.

          (b) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a) hereof including, without limitation, the Company's
- --------
legal and accounting fees, printing expenses, blue sky fees and expenses. The Holder(s) will pay all costs, fees and expenses in connection with any registration statement filed pursuant to Section 7.3(c).
                                         -------

          (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

          (d) The Company shall indemnify the Holder(s) of the Warrant Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or
                                                     -------
Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange
- -------
Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify each of the Underwriters contained in Section 7
                                                                      -------
of the Underwriting Agreement.

          (e) The Holder(s) of the Warrant Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
                                                       -------
Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or
- -------
liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 7 of the Underwriting
                                               -------
Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

          (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

          (g) The Company shall not permit the inclusion of any securities other than the Warrant Securities to be included in any registration statement filed pursuant to Section 7.3 hereof, or permit any other registration statement
                  -------
to be or remain effective during the effectiveness of a registration statement filed pursuant to Section 7.3 hereof, without the prior written consent of the
                  -------
Holders of the Warrants and Warrant Securities representing a Majority of such securities.

          (h) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

          (i) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement

(which need not be audited) complying with Section 11(a) of the Act and covering
                                           -------
a period of at least 12 consecutive months beginning after the effective date of the registration statement.

          (j) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriters, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriters to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder or underwriter shall reasonably request.

          (k) The Company shall enter into an underwriting agreement with the managing underwriters selected for such underwriting by Holders holding a Majority of the Warrant Securities requested to be included in such underwriting, which may be the Representative. Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

          (l) In addition to the Warrant Securities, upon the written request therefor by any Holder(s), the Company shall include in the registration statement any other securities of the Company held by such Holder(s) as of the date of filing of such registration statement, including without limitation restricted shares of Preferred Stock, Common Stock, options, warrants or any other securities convertible into shares of Common Stock.

          (m) For purposes of this Agreement, the term "Majority" in reference to the Holders of Warrants or Warrant Securities, shall mean in excess of fifty percent (50%) of the then outstanding Warrants or Warrant Securities (assuming exercise of all of the Warrants and conversion of all Preferred Shares) that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith and (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

          8.  Adjustments to Exercise Price and Number of Securities.
              ------------------------------------------------------

          (S)8.1 Subdivision and Combination.  In case the Company shall at any
                 ---------------------------
time subdivide or combine the outstanding shares of Preferred Stock or Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

          (S)8.2  Stock Dividends and Distributions.  In case the Company shall
                  ---------------------------------
pay a dividend in, or make a distribution of, shares of Preferred Stock, or Common Stock, the

Exercise Price shall forthwith be proportionately decreased. An adjustment made pursuant to this Section 8.2 shall be made as of the record date for the subject
                 -------
stock dividend or distribution.  [Specifically excluded from this Section  8
                                                                  --------
shall be the ____ percent (__%) dividend, payable to all purchasers of Preferred Stock in the Public Offering] .

          (S)8.3  Adjustment in Number of Securities.  Upon each adjustment of
                  ----------------------------------
the Exercise Price pursuant to the provisions of this Section 8, the number of
                                                      -------
Warrant Securities issuable upon the exercise at the adjusted Exercise Price of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Securities issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          (S)8.4  Definition of Common Stock and Preferred Stock.  (a)  For the
                  ----------------------------------------------
purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Articles of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

                  (b) For the purpose of this Agreement, the term "Preferred Stock" shall mean the Preferred Stock purchased by the Underwriters for resale to the public in the Public Offering pursuant to the terms of the Underwriting Agreement, as such Preferred Stock is more particularly described in the Certificate of Designation incorporated therein, as the same may be amended from time to time. The Preferred Shares issuable upon exercise of the Representative's Warrants shall be identical to the Preferred Stock described in the Certificate of Designation [except that such Preferred Shares cannot be redeemed.] In the event of any change after the date hereof in the conversion ratio (or effective conversion price) or, the time period for conversion of, or the number or class of securities issuable upon conversion of, the Preferred Stock, the Holder of any Representative's Warrant shall receive upon exercise thereof Preferred Shares with a conversion ratio (and an effective conversion price) equal to the conversion ratio (and an effective conversion price) then in effect for, convertible for such number and class of securities as would be issuable upon the conversion of, and convertible for such period of time as, Preferred Stock issued and outstanding on the date hereof after giving effect to such change.
In addition, in the event that the Company grants to the holders of Preferred Stock upon the exercise thereof any benefits or inducements not set forth in the Certificate of Designation, the Holder shall be entitled to receive such benefit or inducement upon the exercise by such Holder of any Representative's Warrant to purchase Preferred Shares.

          (S)8.5  Merger or Consolidation.  In case of any consolidation of the
                  -----------------------
Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock or Preferred Stock or other securities issuable upon exercise of the Warrants or conversion of the Preferred Stock), or in the case of any sale or conveyance to another person, corporation or other entity of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such consolidation, merger, sale or conveyance, the Company or such successor or purchasing entity, as the case may be, the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 8. The above provision of this subsection shall
                        -------
similarly apply to successive consolidations or mergers.

          (S)8.6  No Adjustment of Exercise Price in Certain Cases.  No
                  ------------------------------------------------
adjustment of the Exercise Price shall be made:

                  (a) Upon the issuance or sale of the Warrants, the Redeemable Warrants or the shares of Preferred Stock or the shares of Common Stock issuable upon the exercise of (i) the Warrants, or (ii) the Redeemable Warrants; or

                  (b) If the amount of said adjustment shall be less than ten cents (10c) per Warrant Security, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least ten cents (10c) per Warrant Security.

          (S)8.7. Adjustment of Redeemable Warrants' Exercise Price.  With
                  -------------------------------------------------
respect to any of the Redeemable Warrants whether or not the Redeemable Warrants have been exercised (or are exercisable) and whether or not the Redeemable Warrants are issued and outstanding, the Redeemable Warrant exercise price and the number of shares of Common Stock underlying such Redeemable Warrants shall be automatically adjusted in accordance with
Section 8 of the Warrant Agreement between the Company and Continental Stock
- -------
Transfer & Trust Company dated as of the date hereof (the "Redeemable Warrant Agreement"), upon the occurrence of any of the events described therein. Thereafter, the underlying Redeemable Warrants shall be (exercisable at such adjusted Redeemable Warrant exercise price for such adjusted number of underlying shares of Common Stock or other securities, properties or rights.

          9.  Exchange and Replacement of Warrant Certificates.  Each Warrant
              ------------------------------------------------
Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

          10. Elimination of Fractional Interests.  The Company shall not be
              -----------------------------------
required to issue certificates representing fractions of shares of Preferred Stock or Common Stock or Redeemable Warrants, as the case may be, upon the exercise of the Warrants or the shares of Common Stock issuable upon exercise of the Redeemable Warrants underlying the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Preferred Stock or Common Stock or Redeemable Warrants, as the case may be, or other securities, properties or rights.

          11.  Reservation and Listing of Securities.  The Company shall at all
               -------------------------------------
times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants and Redeemable Warrants, such number of shares of Preferred Stock and Common Stock or other securities, properties or rights as shall be issuable upon conversion thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor as applicable, and/or the subsequent conversion of the Preferred Shares, all shares of Preferred Stock and Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. The Company further covenants and agrees that, upon exercise of the Redeemable Warrants underlying the Warrants and payment of the respective Redeemable Warrant exercise price therefor, all shares of Common Stock and other securities issuable upon such exercises shall be duly and validly issued, fully paid, non-assessable and not subject to the pre-emptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Preferred Stock and Common Stock and Redeemable Warrants issuable upon the exercise of the Warrants and Redeemable Warrants and all shares of Common Stock issuable upon conversion of the Preferred Shares to be listed (subject to official notice of issuance) on all securities exchanges on which the Preferred Stock and/or Common Stock and/or the Redeemable Warrants issued to the public in connection herewith may then be listed and/or quoted on NSM or NNM.

          12.  Notices to Warrant Holders.  Nothing contained in this Agreement
               --------------------------
shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

               (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

               (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

               (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

          13.  Redeemable Warrants.
               -------------------

          The form of the certificate representing Redeemable Warrants (and the form of election to purchase shares of Common Stock upon the exercise of Redeemable Warrants and the form of assignment printed on the reverse thereof) shall be substantially as set forth in Exhibit "A" to the Redeemable Warrant Agreement. Each Redeemable Warrant issuable upon exercise of the Warrants shall evidence the right to initially purchase ___ fully paid and non assessable shares of Common Stock at an initial purchase price of $____ [150% of the Conversion Price of the Preferred Stock] per share commencing __________, 1997 [13 months from the date of the Prospectus] until 5:30 p.m. New York time on __________, 1999 [36 months from the date of the Prospectus] at which time the Redeemable Warrants, unless the exercise period has been extended, shall expire. The exercise price of the Redeemable Warrants and the number of shares of Common Stock issuable upon the exercise of the Redeemable Warrants are subject to adjustment, whether or not the Warrants have been exercised and the Redeemable Warrants have been issued, in the manner and upon the occurrence of the events set forth in Section 8 of the Redeemable Warrant Agreement, which is hereby
             -------
incorporated herein by reference and made a part hereof as if set forth in its entirety herein. Subject to the provisions of this Agreement and upon issuance of the Redeemable

Warrants underlying the Warrants, each registered holder of such Redeemable Warrant shall have the right to purchase from the Company (and the Company shall issue to such registered holders) up to the number of fully paid and non-assessable shares of Common Stock (subject to adjustment as provided herein and in the Redeemable Warrant Agreement), free and clear of all preemptive rights of stockholders, provided that such registered holder complies with the terms governing exercise of the Redeemable Warrant set forth in the Redeemable Warrant Agreement, and pays the applicable exercise price, determined in accordance with the terms of the Redeemable Warrant Agreement. Upon exercise of the Redeemable Warrants, the Company shall forthwith issue to the registered holder of any such Redeemable Warrant in his name or in such name as may be directed by him, certificates for the number of shares of Common Stock so purchased. Except as otherwise provided in this Agreement, the Redeemable Warrants underlying the Warrants shall be governed in all respects by the terms of the Redeemable Warrant Agreement. The Redeemable Warrants shall be transferable in the manner provided in the Redeemable Warrant Agreement, and upon any such transfer, a new Redeemable Warrant Certificate shall be issued promptly to the transferee. The Company covenants to, and agrees with the Holder(s) that without the prior written consent of the Holder(s), which will not be unreasonably withheld, the Redeemable Warrant Agreement will not be modified, amended, canceled, altered or superseded, and that the Company will send to each Holder, irrespective of whether or not the Warrants have been exercised, any and all notices required by the Redeemable Warrant Agreement to be sent to holders of Redeemable Warrants.

          14.  Notices.
               -------

          All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

               (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

               (b) If to the Company, to the address set forth in Section 3
                                                                  -------
          hereof or to such other address as the Company may designate by notice to the Holders.

          15.  Supplements and Amendments.  The Company and the Representative
               --------------------------
may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates (other than the Representative) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representative may deem necessary or desirable and which the Company and the Representative deem shall not adversely affect the interests of the Holders of Warrant Certificates.

          16.  Successors.  All the covenants and provisions of this Agreement
               ----------
shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

          17.  Termination.  This Agreement shall terminate at the close of
               -----------
business on _______, 2003. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of
              -------
business on _______, 2009.

          18.  Governing Law; Submission to Jurisdiction.  This Agreement and
               -----------------------------------------
each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

          The Company, the Representative and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Representative and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Representative and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 3 hereof. Such mailing shall be deemed personal service
             -------
and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Representative and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

          19.  Entire Agreement; Modification.  This Agreement (including the
               ------------------------------
Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

          20.  Severability.  If any provision of this Agreement shall be held
               ------------
to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

          21.  Captions.  The caption headings of the Sections of this Agreement
               --------
are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

          22.  Benefits of this Agreement.  Nothing in this Agreement shall be
               --------------------------
construed to give to any person or corporation other than the Company and the Representative and any other registered Holder(s) of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole benefit of the Company and the Representative and any other registered Holders of Warrant Certificates or Warrant Securities.

          23.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                              MEDICAL DEVICE TECHNOLOGIES, INC.


                              By:_______________________________________________
                                 M. Lee Hulsebus
                                 President

Attest:


__________________________



                              FIRST ALLIED SECURITIES, INC.


                              By:_______________________________________________
                                Name:
                                Title:

                                                                       EXHIBIT A


                         [FORM OF WARRANT CERTIFICATE]


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                   5:30 P.M., NEW YORK TIME, __________, 2001


No. W-                                                          _______ Warrants

                              WARRANT CERTIFICATE


         This Warrant Certificate certifies that __________, or registered assigns, is the registered holder of _____________ Warrants to purchase initially, at any time from __________, 1997 [one year from the effective date of the Registration statement] until 5:30 p.m. New York time on ___________, 2001 [five years from the effective date of the Registration Statement] ("Expiration Date"), up to (a) __________ fully-paid and non-assessable shares of preferred stock, ("Preferred Stock") of MEDICAL DEVICE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), (or, in accordance with the Warrant Agreement, such number of shares of Common Stock, other securities and/or property of the Company into which a share of preferred stock has been converted) (collectively "Preferred Stock") at the initial exercise price, subject to adjustment in certain events of $____ [120% of the initial public offering price per share of Preferred Stock] per share of Preferred Stock, or up to ____ fully-paid and non-assessable shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock"), at the initial exercise price, subject to adjustment in certain events of $____ [120% of the initial public offering price per share of Preferred Stock divided by the Conversion Price] per share, or any combination of such Common Stock and/or Convertible Preferred Stock and/or ___ Redeemable Warrants (one Redeemable Warrant entitling the owner to purchase ___ fully-paid and non-assessable shares of Common Stock) at the initial exercise price, subject to adjustment in certain events of $___ [120% of the initial public offering price per Redeemable Warrant] per Redeemable Warrant upon surrender of this Warrant Certificate and payment of the Preferred Exercise Price and/or the Common Exercise Price, as the case may be, at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of ____________, 1996 between the Company and FIRST ALLIED SECURITIES, INC. (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Warrant Certificate.

         No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of ___________, 1996

[SEAL]                                       MEDICAL DEVICE TECHNOLOGIES, INC.



                                             By:________________________________
                                                M. Lee Hulsebus
                                                President

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.1]

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:


[_]    _______________________      shares of Preferred Stock;

[_]    _______________________      shares of Common Stock;

[_]    _______________________      Redeemable Warrants;


and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Medical Device Technologies, Inc., in the amount of $____, all in accordance with the terms of
Section 3.1 of the Representative's Warrant Agreement dated as of _____, 1996 between Medical Device Technologies, Inc., and First Allied Securities, Inc.
The undersigned requests that a certificate or certificates, as the case may be, for such Securities be registered in the name of ___________________________________ whose address is _____________________ and that such certificate or certificates be delivered to _________________________ whose address is ________________________.


Dated:
                       Signature ______________________________________
                                 (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                                 _____________________________________________

                                 (Insert Social Security or Other Identifying
                                 Number of Holder)

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.2]

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:


[_]    _______________________     shares of Preferred Stock;

[_]    _______________________     shares of Common Stock;

[_]    _______________________     Redeemable Warrants;


     in accordance with the terms of Section 3.2 of the Representative's Warrant Agreement dated as of _________, 1996 between Medical Device Technologies, Inc., and First Allied Securities, Inc. The undersigned requests that a certificate or certificates, as the case may be, for such Securities be registered in the name of ___________________________________ whose address is
_____________________ and that such certificate or certificates be delivered to
_________________________ whose address is ________________________.


Dated:
                                        Signature _____________________________
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate.)


                                        ______________________________________
                                        (Insert Social Security or Other
                                         Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]



            (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificate.)


     FOR VALUE RECEIVED ____________________________________ hereby sells, assigns and transfers unto

________________________________________________________________________________

                 (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.



Dated:__________________________       Signature: ______________________________
                                       (Signature must conform in all
                                       respects to name of holder as
                                       specified on the face of the Warrant
                                       Certificate.)



                                       _________________________________________
                                       (Insert Social Security or Other
                                       Identifying Number of Assignee)